EXHIBIT 99.1

            Denison International Meets Q3 2003 Earnings Expectations
 Q3 2003 EPS 12.9% above Q3 2002, with Q3 order receipts totaling $40.9 million

MARYSVILLE, Ohio -- (BUSINESS WIRE)--October 16, 2003--Denison International plc (NASDAQ:DENHY) today reported results for its third quarter and nine months ended September 30, 2003.

Special Note:

Effective January 1, 2002 Denison International (the "Company") adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" (SFAS 142). In 2002, the Company also adopted Statement of Financial Accounting Standards No. 141 "Business Combinations" (SFAS 141), which requires that in a business combination in which the fair value of the net assets acquired exceeds cost, any residual negative goodwill is recognized as an extraordinary gain in the period in which the business combination is initially recognized. At the time of adoption of SFAS 142 the Company was carrying a balance of negative goodwill of $1.858 million. In accordance with SFAS 141, upon the adoption of SFAS 142, the negative goodwill balance was written-off in the first quarter of 2002 and recorded as a Change in Accounting Principle. For comparative purposes, the table below summarizes the impact of the accounting change related to the negative goodwill, on 2003 and 2002 results:

                           $000                             Q3 2003         Q3 2002         YTD 2003      YTD 2002
                                                            -------         -------         --------      --------

    Diluted EPS before Cumulative Effect of Change in
    Accounting Principle                                     $0.35           $0.31            $1.10        $ 0.90

    Cumulative Effect of Change in Accounting
    Principle                                               $ - 0 -          $ - 0 -         $ - 0 -       $ 0.18
                                                            -------          -------         -------       ------

    Reported Diluted EPS                                     $0.35           $0.31            $1.10        $ 1.08
                                                             =====           =====            =====        ======

Quarterly Results

For the three months ended September 30, 2003, the Company's net sales increased 11.4% to $43.4 million from third quarter 2002 net sales of $38.9 million. Net income for the current quarter increased 9.4%, or $0.3 million, to $3.5 million, from $3.2 million recorded in the comparable quarter a year ago. Reported diluted earnings per share of $0.35 for the current third quarter were up 12.9%, or $0.04, per share, over third quarter 2002 results.

Gross margin as a percent of sales of 35.8% in the current third quarter was slightly unfavorable to a gross margin of 36.5% for the same quarter of 2002. SG&A, as a percent of sales, declined to 24.8% for the third quarter of 2003 versus 25.7% for the third quarter of 2002. Operating income for the third quarter 2003 was $4.8 million, up $0.6 million or 14.3% from third quarter 2002. Operating margin, as a percent of net sales, was 11.0% for the three months ended September 30, 2003 versus 11.2% for the same period of 2002. The effective tax rate for the three months ended September 30, 2003 was 27.0%, compared to a 2002 effective tax rate of 25.7%, after recognition of certain deferred tax assets for the Company's German operations for 2002.

Nine Month Results

For the nine months ended September 30, 2003, net sales increased 15.0% to $134.2 million versus net sales of $116.7 million for the comparable period of 2002. Net income for the nine months ended September 30, 2003 increased to $11.0 million compared with $9.6 million, before the cumulative effect of a change in accounting principal, recorded for the comparable period of 2002, resulting from higher revenues. Net income per diluted share for the nine months ended September 30, 2003 was $1.10 as compared to $0.90, before the cumulative effect of a change in accounting principle recorded in 2002.

Gross margin, as a percent of sales, increased to 35.9% for the nine months ended September 30, 2003, from 35.8% a year ago. SG&A, as a percent of sales, was 24.8% for the current nine months, compared to 25.0% reported in the comparable 2002 period. Operating income increased by $2.3 million, or 18.3%, for the nine months ended September 30, 2003 versus 2002 results.

Net working capital at the end of September 2003 was $105.1 million, compared to $99.7 million at June 2003. While several of the components of working capital decreased from June 30, 2003 in local currencies, the Company benefited from a favorable Euro to dollar currency exchange rate on its European operations versus those at the end of the second quarter of 2003 resulting in increased working capital. Cash flow from operations was strong, totaling $16.2 million for the nine months ended September 30, 2003 versus $13.0 million for the comparable period in 2002. Cash, net of debt, at September 30, 2003 increased 15.7% to $55.4 million compared to $47.9 million at June 30, 2003. No shares were repurchased in the current quarter under the Company's Share Repurchase Program.

Order Activity

Order receipts for the third quarter of 2003 increased 9.1% from a year ago to $40.9 million, or 0.4% on a currency adjusted volume basis. North American order receipts were favorable by 2.1% versus the third quarter of 2002, despite the overall downward trend in the North American hydraulics industry, while European orders increased 4.6%. Asia-Pacific orders were strong in the third quarter of 2003, increasing by 43.4%, reflecting resumption of the growth rates experienced prior to the SARS health concerns that hampered business activity in the region. Order backlog at September 30, 2003 increased 9.2%, or $2.6 million, to $30.8 million compared to $28.2 million at September 30, 2002.

Year to date 2003 order receipts of $136.1 million increased $20.0 million, or 17.2% versus 2002, or 4.4% on a currency adjusted volume basis. European orders continued to grow with YTD 2003 actual orders up 24.7% versus 2002, and up 4.5% on a volume basis. North American orders were 2.1% favorable to the prior year on a volume basis, 3.8% on an actual basis, despite the difficult conditions experienced in the North American hydraulics industry. Asia-Pacific orders year to date for 2003 were favorable by 14.5% on an actual basis and 8.0% on a volume basis.

CEO Comments and Outlook

Commenting on performance, President and CEO David Weir said "We were pleased with our third quarter results, as we surpassed the sales growth of the 2003 first and second quarters, again posting record sales of $43.4 million in our third quarter. Although we benefited in part from Euro/dollar currency exchange gains, we also benefited from strong performance at our Asia-Pacific operations as a result of a return to the growth rates previously experienced in that region prior to the SARS health concerns. Our European operations were also strong recording a 6.5% sales increase on a currency adjusted basis. At the same time, third quarter 2003 sales results in our North American operations were weaker than 2002, with lower sales from our North American OEM's in the mining, drilling and tunneling sectors. EPS increased by $0.04 per share for the third quarter versus 2002, and is up 22% year to date 2003 on a comparable accounting basis."

Weir concluded, "Order intake during the quarter was up 9.1% over the same period in 2002 to $40.9 million, and our order backlog of $31 million indicates a continuation of the strong trend we have experienced this year. Our balance sheet remains strong with cash net of borrowings increasing by $16.6 million from year end 2002 to $55 million or $5.65 per share."

Segment Results

Sales in Europe increased 20.8%, or 6.5% on a currency adjusted basis, to $25.9 million for the current quarter versus $21.5 million recorded in the 2002 third quarter. Sales in the Asia-Pacific region increased 16.5% to $6.8 million versus $5.9 million recorded in the third quarter of 2002, and were favorable by 11.3% on a volume basis. North American sales of $10.6 million were unfavorable to third quarter 2002 sales results by 8.6% on an actual basis.

The European segment recorded operating income of $3.6 million for the third quarter, up $0.5 million or 17.0% versus the same period of 2002. Asia-Pacific recorded operating income of $0.6 million, up 77.1% or $0.3 million versus third quarter 2002 results. North America reported operating income of $0.3 million for the current quarter, compared to operating income of $0.9 million for the third quarter of 2002.

Year to date sales in the European segment were $81.2 million, up $16.4 million or 25.2% over 2002 results, and were favorable by 5.2% on a currency adjusted volume basis. Sales in the Asia-Pacific segment for the first nine months of 2003 were $18.5 million, favorable to 2002 by 10.0% on an actual basis and 3.5% on a volume basis. North American year to date 2003 sales of $34.5 million were 1.7% unfavorable to 2002 on an actual basis and were unfavorable by 3.6% on a volume basis.

European operating income increased $2.9 million or 20.9% year to date for 2003 versus 2002 results. North American operating income of $2.0 million was slightly unfavorable to 2002 levels; while Asia-Pacific operating income of $1.3 million increased $0.3 million or 24.8% to 2002 results.

Denison International plc (NASDAQ:DENHY), is an industrial manufacturer and servicer of highly engineered hydraulic fluid power systems and components. For more information about our products and services, please visit us at www.denisonhydraulics.com

Notice of Conference call: Denison's conference call will be held on Friday, October 17, 2003 at 2:00 p.m. ET to discuss the Company's third quarter 2003 results and will be available to all interested parties via live audio webcast or through archive on the company's website at www.denisonhydraulics.com.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Act of 1995. Such forward-looking statements, including statements in the CEO Comments paragraph regarding future prospects and performance, are subject to certain risks and uncertainties, which could cause actual results to differ materially from those currently anticipated. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:             Bruce A. Smith                   Melodye Demastus
                      CFO                              President
                      (937) 644-4437                   Melrose Consulting
                                                       (614) 771-0860

                        -three pages of tables to follow-

                            DENISON INTERNATIONAL plc
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS




($000 except share data)                                  (unaudited)                              (unaudited)
                                                       Three Months Ended                        Nine months Ended
                                                          September 30                              September 30
                                                          ------------                              ------------
                                                    2003                  2002                 2003              2002
                                                    ----                  ----                 ----              ----

Net Sales                                               43,365              38,925               134,165          116,731
Cost of Sales                                           27,851              24,728                86,037           74,936
                                                        ------              ------                ------           ------
   Gross Profit                                         15,514              14,197                48,128           41,795
           %                                             35.8%               36.5%                 35.9%            35.8%
S,G&A                                                   10,753              10,007                33,225           29,235
                                                        ------              ------                ------           ------
   Operating Income                                      4,761               4,190                14,903           12,560
                  %                                      11.0%               10.8%                 11.1%            10.8%
Other Income/(expense)                                   (241)               (110)                 (333)            (332)
Net Interest Income                                        265                 270                   640              713
                                                           ---                 ---                   ---              ---
   Income Before Taxes                                   4,785               4,350                15,210           12,941
Tax Provision                                            1,293               1,130                 4,222            3,348
                                                         -----               -----                 -----            -----

Net Income, Before Cumulative Effect of a
change in Accounting Principle                           3,492               3,220                10,998            9,593

Cumulative Effect of a Change in
Accounting Principle, Net of Taxes                           0                   0                     0            1,858
                                                             -                   -                     -            -----

Net Income, After Cumulative Effect of a
Change in Accounting Principle                           3,492               3,220                10,998           11,451
                                                         =====               =====                ======           ======

Basic Earnings Per Share, Before
Cumulative Effect of a change in
Accounting Principle                                     $0.35               $0.31                 $1.10            $0.91

Cumulative Effect of a Change in
Accounting Principle                                        $0                  $0                    $0            $0.18
                                                            --                  --                    --            -----

Basic Earnings per Share                                 $0.35               $0.31                 $1.10            $1.09
                                                         =====               =====                 =====            =====
Diluted Earnings Per Share                               $0.35               $0.31                 $1.10            $1.08
                                                         =====               =====                 =====            =====

Basic Shares for Period                              9,937,651          10,510,635             9,960,673       10,548,469
                                                     =========          ==========             =========       ==========

Diluted Shares for Period                           10,058,443          10,525,982            10,022,204       10,589,733
                                                    ==========          ==========            ==========       ==========

                            DENISON INTERNATIONAL plc
                      CONDENSED CONSOLIDATED BALANCE SHEETS




        USD-(000's)                                          (unaudited)                     (audited)
                                                              September 30,                  December 31,
                                                                 2003                            2002
                                                         ----------------------        ----------------------
        Current assets:
          Cash & cash equivalents                                   $   56,203                    $   39,752
          Accounts receivable, net                                      36,870                        32,554
          Inventories                                                   46,816                        42,677
          Other current assets                                           4,489                         5,590
                                                         ----------------------        ----------------------
            Total current assets                                       144,378                       120,573

          Property, plant & equipment, net                              32,457                        31,132
          Other assets                                                  16,700                        17,834
                                                         ----------------------        ----------------------
            Total assets                                            $  193,535                    $  169,539
                                                         ======================        ======================

        Current liabilities:
          Notes payable to bank                                       $    793                       $   898
          Accounts payable and other
           accrued liabilities                                          38,438                        33,925
                                                         ----------------------        ----------------------
            Total current liabilities                                   39,231                        34,823
          Noncurrent liabilities                                        19,657                        18,360

        Shareholders equity:
          Retained earnings                                            119,555                       109,900

          Other shareholders equity                                     15,092                         6,456
                                                         ----------------------        ----------------------
            Total shareholders equity                                  134,647                       116,356

            Total liabilities and
              shareholders equity                                   $  193,535                    $  169,539
                                                         ======================        ======================

                            DENISON INTERNATIONAL plc
                               SEGMENT INFORMATION

                                              Three Months Ended                           Nine months Ended
             ($000)                              September 30                                September 30
                                      ------------------------------------        ------------------------------------

                                           2003                 2002                   2003                2002
                                      ----------------      --------------        ---------------    -----------------

           Net Sales

Europe                                         25,949              21,488                 81,168               64,810

North America                                  10,577              11,568                 34,459               35,064

Asia-Pacific                                    6,839               5,869                 18,538               16,857

Corporate                                           -                   -                      -                    -
                                      ----------------      --------------        ---------------    -----------------
          Consolidated                                                                   134,165
                                               43,365              38,925                                     116,731


         Gross Earnings

Europe                                          9,910               8,581                 30,951               25,170

North America                                   3,270               3,675                 10,833               10,742

Asia-Pacific                                    2,034               1,946                  5,684                5,477

Corporate / IC Profit Elim                        300                 (5)                    660                  406
                                      ----------------      --------------        ---------------    -----------------
          Consolidated
                                               15,514              14,197                 48,128               41,795


        Operating Income

Europe                                          3,619               3,094                 11,197                9,265

North America                                     296                 928                  2,041                2,070

Asia-Pacific                                      636                 359                  1,338                1,072

Corporate / IC Profit Elim                        210               (191)                    327                  153
                                      ----------------      --------------        ---------------    -----------------
          Consolidated                                                                    14,903
                                                4,761               4,190                                      12,560

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